Exhibit 99.2

Apple Computer, Inc.

Q4 2006 Unaudited Summary Data

	Q3’06 Actual		Q4’05 Actual		Q4’06 Actual		Sequential Change		Year/Year Change
Operating Segments	CPU Units K	Rev M$	CPU Units K	Rev M$	CPU Units K	Rev M$	CPU Units	Rev.	CPU Units	Rev.
Americas	642	$2,188	636	$1,771	781	$2,297	22%	5%	23%	30%
Europe	301	899	259	779	342	987	14%	10%	32%	27%
Japan	79	258	71	224	62	286	- 22%	11%	- 13%	28%
Retail	216	715	202	663	323	936	50%	31%	60%	41%
Other Segments (1)	89	310	68	241	102	331	15%	7%	50%	37%

Total Operating Segments	1,327	$4,370	1,236	$3,678	1,610	$4,837	21%	11%	30%	32%

							Sequential Change		Year/Year Change
	Units K	Rev M$	Units K	Rev M$	Units K	Rev M$	Units	Rev.	Units	Rev.

Product Summary
Desktops (2)	529	$705	602	$787	624	$869	18%	23%	4%	10%
Portables (3)	798	1,161	634	824	986	1,344	24%	16%	56%	63%
Subtotal CPUs	1,327	1,866	1,236	1,611	1,610	2,213	21%	19%	30%	37%

iPod	8,111	1,497	6,451	1,212	8,729	1,559	8%	4%	35%	29%
Other Music Related Products and Services (4)	NM	457	NM	265	NM	452	NM	- 1%	NM	71%
Peripherals and Other Hardware	NM	236	NM	296	NM	297	NM	26%	NM	0%
Software, Service and Other Sales	NM	314	NM	294	NM	316	NM	1%	NM	7%

Total Apple		$4,370		$3,678		$4,837		11%		32%

(1)          Other Segments include Asia Pacific and FileMaker.

(2)          Includes iMac, eMac, Mac mini, Mac Pro, PowerMac, and Xserve product lines.

(3)          Includes MacBook, iBook, MacBook Pro and PowerBook product lines.

(4)          Consists of iTunes Music Store sales, iPod services, and Apple-branded and third-party iPod accessories.

NM:  Not Meaningful